EXHIBIT 99.1

Steinway Reports Q1 2010 Results

EPS $0.17 vs. $0.12

WALTHAM, MA – May 10, 2010 – Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings of $0.17 per share for the quarter ended March 31, 2010.

Dana Messina, Chief Executive Officer, said, “We are encouraged by the substantial improvement in our first quarter results.  While global challenges continue to affect our revenue base, decisive measures we took to control spending were successful.  Our preparation entering the recession, the talent of Steinway’s people, and a clear set of operating priorities gave us the ability to navigate the economic challenges. The priorities of protecting our financial health, reducing our cost structure and improving our manufacturing efficiencies led to a significant improvement in performance during the quarter.”

First Quarter Results

•                  Sales of $69 million, down 2%

•                  Gross margin increased to 31.1% from 26.6%

•                  Operating expenses reduced by 6%

•      Adjusted EBITDA more than doubled, to $8 million

•                  Net income up 79%

Balance Sheet Highlights

•                  Cash of $91 million

•                  Net debt of $67 million

Piano revenues increased chiefly due to strong sales in Asia while gross margins improved principally as a result of increased production efficiencies. Band revenues declined as customers delayed delivery schedules. Gross margins in the band segment improved significantly and were the outcome of greater manufacturing efficiencies and reduced sales incentives.

Outlook

Discussing the remainder of 2010, Messina said, “Our band division has seen a steady improvement in customer orders.  We expect revenue improvement during the next two quarters as deliveries accelerate.  The successful consolidation of our band instrument manufacturing facilities is continuing to deliver improved operational efficiencies.  Our efforts to sustain and improve on our margin performance are now dependent on our ability to drive revenue growth. We believe that our improved quality and exciting new products present us with an excellent opportunity.”

Messina said, “We expect our piano business to remain challenging as consumer demand continues to be weak in most of our markets.  While we continue to gain market share, it has not been enough to offset anemic industry demand. Over the last year, we have substantially reduced our overall cost structure and made our production facilities more efficient. We are aggressively pursuing all revenue opportunities and will be in a good position to profit from an eventual recovery.  Steinway is strong, financially healthy and well positioned to successfully weather the current economic environment.”

Segment Information

Piano Segment

First Quarter Results

•                  Sales of $39 million, up 5%

•                  Gross margin increased to 32.8% from 31.6%

Band Segment

First Quarter Results

•                  Sales of $29 million, down 10%

•                  Gross margin increased to 28.8% from 20.9%

Conference Call

Management will be discussing the Company’s first quarter results as well as its outlook for the remainder of 2010 on a conference call today beginning at 11:00 a.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.  For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to lease office space; and fluctuations in effective tax rates resulting from shifts in sources of income.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	3/31/2010	3/31/2009
Net sales	$68,543	$69,991
Cost of sales	47,219	51,382
Gross profit	21,324	18,609
	31.1%	26.6%

Operating expenses:
Sales and marketing	9,887	10,034
Provision for doubtful accounts	250	586
General and administrative	7,119	7,454
Amortization	306	335
Other operating expenses	39	251
Total operating expenses	17,601	18,660

Income (loss) from operations	3,723	(51)
Interest income	(457)	(562)
Interest expense	2,816	3,084
Other income, net	(1,467)	(3,992)
Income before taxes	2,831	1,419
Income tax provision	1,031	414
Net income	$1,800	$1,005

Earnings per share - basic	$0.17	$0.12
Earnings per share - diluted	$0.17	$0.12
Weighted average common shares - basic	10,434	8,533
Weighted average common shares - diluted	10,483	8,535

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	3/31/2010	3/31/2009	12/31/2009
Cash	$91,286	$26,753	$65,873
Receivables, net	45,735	53,147	45,073
Inventories, net	158,687	170,155	158,030
Other current assets	25,767	26,523	24,930
Total current assets	321,475	276,578	293,906

Property, plant and equipment, net	87,203	88,774	89,538
Other assets	65,102	66,404	66,346
Total assets	$473,780	$431,756	$449,790

Debt	$535	$2,021	$537
Other current liabilities	45,204	50,287	46,159
Total current liabilities	45,739	52,308	46,696

Long-term debt	157,740	174,490	157,703
Other liabilities	47,978	49,891	48,895
Stockholders’ equity	222,323	155,067	196,496
Total liabilities and stockholders’ equity	$473,780	$431,756	$449,790

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 3/31/10
	GAAP	Adjustments	Adjusted
Band sales	$29,367	$—	$29,367
Piano sales	39,176	—	39,176
Total sales	68,543	—	68,543

Band gross profit	8,455	—	8,455
Piano gross profit	12,869	—	12,869
Total gross profit	21,324	—	21,324

Band GM %	28.8%		28.8%
Piano GM %	32.8%		32.8%
Total GM %	31.1%		31.1%

Operating expenses	17,601	—	17,601

Income from operations	3,723	—	3,723

Interest expense, net	2,359	—	2,359
Other income, net	(1,467)	—	(1,467)

Income before income taxes	2,831	—	2,831

Income tax provision	1,031	—	1,031

Net income	$1,800	$—	$1,800

Earnings per share - basic	$0.17		$0.17
Earnings per share - diluted	$0.17		$0.17
Weighted average common shares - basic	10,434		10,434
Weighted average common shares - diluted	10,483		10,483

	Three Months Ended 3/31/09
	GAAP	Adjustments		Adjusted
Band sales	$32,712	$—		$32,712
Piano sales	37,279	—		37,279
Total sales	69,991	—		69,991

Band gross profit	6,845	—		6,845
Piano gross profit	11,764	—		11,764
Total gross profit	18,609	—		18,609

Band GM%	20.9%			20.9%
Piano GM%	31.6%			31.6%
Total GM%	26.6%			26.6%

Operating expenses	18,660	—		18,660

(Loss) from operations	(51)	—		(51)

Interest expense, net	2,522	—		2,522
Other income, net	(3,992)	3,434	(1)	(558)

Income (loss) before income taxes	1,419	(3,434)		(2,015)

Income tax provision (benefit)	414	(721	)(2)	(307)

Net income (loss)	$1,005	$(2,713)		$(1,708)

Earnings (loss) per share - basic	$0.12			$(0.20)
Earnings (loss) per share - diluted	$0.12			$(0.20)
Weighted average common shares - basic	8,533			8,533
Weighted average common shares - diluted	8,535			8,533

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended
	3/31/2010	3/31/2009
Cash flows from operating activities	$(293)	$(9,100)
Changes in operating assets and liabilities	5,389	9,622
Stock based compensation expense	(366)	(269)
Income tax provision, net of deferred tax benefit	1,152	1,093
Net interest expense	2,359	2,522
Provision for doubtful accounts	(250)	(586)
Other	(115)	(91)
Adjusted EBITDA	$7,876	$3,191

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended
	3/31/2010	3/31/2009
Net income	$1,800	$1,005
Income taxes	1,031	414
Net interest expense	2,359	2,522
Depreciation	2,380	2,349
Amortization	306	335
Non-recurring, infrequent or unusual items	—	(3,434)
Adjusted EBITDA	$7,876	$3,191